Arnold C. Lakind

Of Counsel

Barry D. Szaferman

Stephen Skillman

Jeffrey P. Blumstein

Linda R. Feinberg

Steven Blader

Paul T. Koenig, Jr.

Brian G. Paul+

Robert A. Gladstone

Craig J. Hubert++

Janine Danks Fox*

Michael R. Paglione*

Richard A. Catalina Jr.*†

Lionel J. Frank**

Eric M. Stein**

Jeffrey K. Epstein+

Szaferman, Lakind, Blumstein & Blader,

Stuart A. Tucker

Robert P. Panzer

P.C.

Scott P. Borsack***

Robert G. Stevens Jr.**

Attorneys at Law

Daniel S. Sweetser*

Michael D. Brottman**

Robert E. Lytle

Benjamin T. Branche*

Janine G. Bauer***

Lindsey Moskowitz Medvin**

101 Grovers Mill Road, Suite 200

Daniel J. Graziano Jr.

Mark A. Fisher

Lawrenceville, NJ 08648

Nathan M. Edelstein**

Tracey C. Hinson**

P: 609.275.0400

Ryan A. Marrone

Robert L. Lakind***

F: 609.275.4511

Bruce M. Sattin***

Thomas J. Manzo**

www.szaferman.com

Gregg E. Jaclin**

Melissa A. Ruff

Jamie Yi Wang#

Bella Zaslavsky**

Blake J. Barron**

October 21, 2013

Kathleen O’Brien**

+Certified Matrimonial Attorney

Power Gala Corp.

++Certified Civil and Criminal Trial Attorney

4515 12th Avenue

*NJ & PA Bars

**NJ & NY Bars

Brooklyn, NY 11219

***NJ, NY & PA Bars

#NY Bar

†U.S. Patent & Trademark Office

Gentlemen:

You  have  requested  our  opinion  as  counsel  for  Power  Gala  Corp.,  a  Delaware  corporation  (the

     “Company”),  in  connection  with  the  registration  statement  on  Form   S-1  (the  “Registration

Statement”),  under  the  Securities  Act  of  1933  (the  “Act”),  filed  by  the  Company  with  the

Securities  and  Exchange  Commission.  The  Registration  Statement  relates  to  an  offering  of

2,006,000  of  the  Company’s  common  stock,  par  value  $0.0001  per  share  made  pursuant  to

Regulation S (the “Offering”).

In  order  to  render  our  opinion,  we  have  examined  the  following  documents  identified  and authenticated to our satisfaction:

(a)

the Registration Statement which includes the prospectus;

(c)

the  certificate  of  an  Officer  of  the  Company  dated  as  of  event  date  herewith  (the

“Officer’s Certificate”);

(c)

the Certificate of Incorporation of the Company dated February 21, 2012;

(d)

a Board of Directors resolution approving the Offering pursuant to Regulation S;

(e)

the  Amendment  to  the  Certificate  of  Incorporation  changing  the  name  of  the

Company from Power Ball, Inc. to Power Gala, Inc., dated April 8, 2013; and

(f)

a  certificate  of  good  standing  of  the  Company  issued  by  the  Secretary  of  State  of the State of Delaware dated October 1, 2013.

In  each  instance  we  have  relied  upon  the  content  of  each  of  the  documents  set  out  above,  and

have  relied  upon  the  content  of  the  Officers  Certificate.   In  reliance  thereon,  and  based  upon  our

review  of  the  foregoing,  it  is  our  opinion  that  the  common  stock  to  be  sold  by  the  selling security-holders has been duly authorized and is legally issued, fully paid and non-assessable.

We  offer  our  opinion  based  upon  the  laws  of  the  State  of  Delaware.  This  opinion  opines  upon

Delaware law  including statutory provisions,  all  applicable  provisions  of  the Delaware Code  and

Power Gala Corp.

October 21, 2013

reported  judicial  decisions  interpreting  those  laws.  We  express  no  opinion  with  respect  to  the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We  hereby consent  to  the  filing of  this  opinion  as an  exhibit to  the Registration  Statement  and  to the  reference  to  our  firm  under  the  caption  “Experts”  in  the  Registration  Statement.  In  so  doing,

we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN &  BLADER, PC

By: _/s/ Gregg Jaclin____________________________

Gregg E. Jaclin

For the Firm